SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 22, 2005

                             On2 Technologies, Inc.
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                    (State of incorporation or organization)

                                     1-15117
                            (Commission File Number)

                                   84-1280679
                        (IRS Employer Identification No.)

                   21 Corporate Drive, Suite 103, New York NY
                12065 (Address, including zip code, and telephone
                         number, including area code, of
                    Registrant's principal executive offices)

                                 Not applicable
       (Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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      Item 1.01 Entry into a Material Definitive Agreement

      On November 22, 2005, the Board of Directors (the "Board") of On2 Technologies, Inc., adopted the annual meeting fees and option grants for members of the Board for the upcoming year. Under the plan, each outside director, that is a director who is not an employee of On2, will receive a grant of 50,000 stock options for service on the Board. In addition, outside directors will receive grants of 25,000 stock options for each committee on which they serve, except that outside directors who are chairmen of committees shall receive grants of 40,000 stock options for their service on each such committee. In addition, each outside director will receive an annual cash retainer fee of $10,000 for service on the Board. Outside directors will also receive $5,000 for each committee on which they serve, except that outside directors who are chairmen of committees shall receive $10,000 for their service on each such committee.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  November 28, 2005         On2 Technologies, Inc.

                                 By: /s/ Doug McIntyre
                                 ---------------------------------
                                 Name: Doug McIntyre
                                 Title: Chairman, President and CEO